Exhibit 10.3

                  SECURITY INTEREST IN INVENTORY UNDER UNIFORM
                     COMMERCIAL CODE SUPPLEMENT TO FINANCING
                              OR FACTORING CONTRACT

To:  Milberg Factors, Inc.
     99 Park Avenue
     New York, NY 10016


Gentlemen:

         This is a supplement to our Factoring Agreement with you bearing the effective date of February 9, 2004. It is hereby incorporated therein, shall have a term concurrent therewith and is deemed in all respects a part thereof.

         1. In addition to your other security, we hereby grant you a continuing security interest under the Uniform Commercial Code in all Inventory now and hereafter owned by us. The term "Inventory" means and includes all merchandise intended for sale by us and all raw materials, goods in process, finished goods, materials and supplies of every nature used or useable in connection with the manufacture, packing, shipping, advertising or sale of such merchandise, all of which may be described generally (but without limitation) as:

   Karaoke machines, CD plus graphics, audiocassette tapes, recorded music and all products incidental to the manufacture and shipping thereof

We warrant that all Inventory is and will be owned by us, free of all other liens, encumbrances and security interests.

         2. Your security interests in the Inventory shall continue through all stages of manufacture and shall, without further act, attach to goods in process, to the finished goods, to the accounts receivable or other proceeds resulting from the sale or other disposition thereof and to all such Inventory as may be returned to us by customers.

         3. The Inventory shall be security for all Advances made pursuant to the Factoring Agreement and/or loans and advances to the undersigned under the Factoring Agreement, as originally existing and as hereby and at any time heretofore or hereafter supplemented or amended as well as for all other loans and advances to us or for our account by you or your subsidiaries and for all commissions, obligations, indebtedness, interest, charges and expenses chargeable to our account or due from us from time to time, however arising, and whether or not evidenced by notes or other instruments. Until all such obligations have been paid in full, your security interest in the Inventory and all proceeds thereof, shall continue in full force and effect and you will at all times have the right to take possession of the Inventory and to maintain such possession on our premises or to remove the Inventory or any part thereof to such other places as you may desire. If you exercise your right to take possession of the Inventory, we shall, upon your demand, assemble the Inventory and make it available to you at a place reasonably convenient to you. In addition, with respect to all Inventory as well as all Receivables and other security, you shall be entitled to all of the rights and remedies set forth in the Factoring Agreement and all of the rights provided by the Uniform Commercial Code.

         4. Upon our request, you may make Advances to us prior to our sale of Inventory. Any such Advances will be made at your sole discretion, will be charged by you to our account and will bear interest payable in the manner and at the rate specified in the Factoring Agreement. All such Advances shall be

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payable by us on demand and recourse to the security therefor will not be required at any time. Their amounts and the relation thereof to the value of the Inventory will be determined by you alone.

         5. Except for sales made in the regular course of our business, we shall not sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Inventory without your prior written consent. As sales are made in the regular course of business, we shall, in accordance with the provisions of the Factoring Agreement, immediately execute and deliver to you schedules and assignments of all Receivables created thereby. If sales are made for cash, we shall immediately deliver to you the identical checks, cash or other forms of payment which we receive. All payments received by you on account of cash sales of Inventory as well as on account of Receivables will be credited to our account in accordance with the provisions of the Factoring Agreement.

         6. We shall perform any and all steps requested by you to perfect your security interest in the Inventory, such as leasing warehouses to you, placing and maintaining signs, appointing custodians, executing and filing financing or continuation statements in form and substance satisfactory to you, maintaining stock records and transferring Inventory to warehouses. If any Inventory remains in the possession or control of any of our agents or processors, we shall notify such agents or processors of your security interest therein, and upon request, instruct them to hold all such Inventory for your account and subject to your instructions. A physical listing of all Inventory, wherever located, shall be taken by us at least annually, and a copy of each such physical listing shall be supplied to you. A perpetual inventory shall be maintained by us by location and product, and a copy of such perpetual inventory shall be supplied to you monthly and at such other times as you may request. You may examine and inspect the Inventory at any time.

         7. We shall have the Inventory insured in your name against loss or damage by fire, theft, burglary, pilferage, loss in transportation and such other hazards as you shall specify, by insurers, in amounts and under policies acceptable to you, and all premiums thereon shall be paid by us and the policies delivered to you. If we fail to do so, you may procure such insurance and charge the cost to us.

                  Attest:                   Very truly yours,

                                            THE SINGING MACHINE COMPANY, INC.


/s/ April Green                             By: /s/ Yi Ping Chan
------------------------                        ------------------------------
                                               Yi Ping Chan, Interim CEO & COO

                  (Seal)                    Dated:  February 9, 2004

                                            Accepted at New York, N.Y.

                  Attest:                   on February 9, 2004

                                            MILBERG FACTORS, INC.


/s/ Stephen R. Murphy                       By: /s/ Daniel R. Milberg
------------------------                        -------------------------
Stephen R. Murphy,                              Daniel R. Milberg,
Senior Vice President,                          Senior Vice President
Secretary & Treasurer

                  (Seal)

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